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MORGAN STANLEY INVESTMENT MANAGEMENT PUBLIC SIDE
CODE OF ETHICS AND PERSONAL TRADING GUIDELINES
Effective Date: December 12 , 2023

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TABLE OF CONTENTS

I.	INTRODUCTION ....................................................................................................................................................		3
	A.	General .....................................................................................................................................................	3
	B.	Standards of Business Conduct ................................................................................................................	3
	C.	Mandatory Training Requirements ..........................................................................................................	4
	D.	Overview of Code Requirements .............................................................................................................	4
	E.	Personal Conflicts ....................................................................................................................................	5
II.	TYPES OF ACCOUNTS/ACCOUNT OPENING REQUIREMENTS ..............................................................		6
	A.	Personal Securities Accounts ...................................................................................................................	6
	B.	Fully Managed Account* .........................................................................................................................	6
	C.	Other Morgan Stanley Sponsored Accounts ............................................................................................	7
	D.	Non-Morgan Stanley Accounts ................................................................................................................	7
	E.	Individual Savings Accounts (“ISAs”) for Employees of MSIM Ltd. and EVAIL .................................	7
	F.	Mutual Fund Accounts .............................................................................................................................	7
	G.	Automatic Investment Plan ......................................................................................................................	8
	H.	Investment Clubs ......................................................................................................................................	8
	I.	Cryptocurrencies ......................................................................................................................................	8
III.	PRE-CLEARANCE REQUIREMENTS FOR PERSONAL SECURITIES TRANSACTIONS .....................		9
	A.	General .....................................................................................................................................................	9
	B.	Initiating a Transaction .............................................................................................................................	9
	C.	Pre-Clearance Valid for One Day Only ...................................................................................................	9
	D.	Restrictions and Requirements for Investment Personnel ........................................................................	10
	E.	Restrictions and Requirements that apply to Eaton Vance Affiliated Entities .........................................	10
	F.	Restrictions and Requirements for PPA Model Personnel .......................................................................	11
	G.	Omni and Those Who Have Access to Flex One .....................................................................................	11
	H.	Employees Designated to be “Above the Wall” ......................................................................................	11
	I.	Transacting in Morgan Stanley Securities ...............................................................................................	11
	J.	Trading Derivatives ..................................................................................................................................	12
	K.	Other Restrictions .....................................................................................................................................	12
	L.	Other Activities Requiring Pre-Clearance ................................................................................................	13
	M.	Additional Large Trading Clearance for Employees in Asia Pacific and Japan ......................................	13
IV.	HOLDING REQUIREMENTS ...............................................................................................................................		14
	A.	Proprietary and Sub-advised Mutual Funds and Exchange-Traded Funds ..............................................	14
	B.	Covered Securities ....................................................................................................................................	14
	C.	Holding Requirements Specific to MSIMJ Employees ...........................................................................	14
	D.	Holding Requirements Specific to HK Type 9 License Holder Employees ............................................	14
V.	REPORTING REQUIREMENTS ..........................................................................................................................		15
	A.	Initial Reporting and Holdings Certification ............................................................................................	15
	B.	Quarterly Reporting and Certification ......................................................................................................	15
	C.	Annual Reporting and Holdings Certification .........................................................................................	16
VI.	OUTSIDE BUSINESS ACTIVITIES AND PRIVATE INVESTMENTS ..........................................................		17
	A.	Approval to Engage in an Outside Business Activity ..............................................................................	17
	B.	Approval to Invest in a Private Investment ..............................................................................................	17
VII.	CONSULTANTS AND TEMPORARY WORKERS ...........................................................................................		18
VIII.	REVIEW, INTERPRETATIONS AND EXCEPTIONS ......................................................................................		18
IX.	ENFORCEMENT AND SANCTIONS ..................................................................................................................		19
X.	RELATED POLICIES ............................................................................................................................................		20
XI.	RECORDKEEPING ................................................................................................................................................		20
	A.	Firm Requirements ...................................................................................................................................	20
	B.	MSIM Maintenance of Records Relevant to this Code ............................................................................	20
XII.	DEFINITIONS .........................................................................................................................................................		20
SCHEDULE A ..........................................................................................................................................................................			27
SCHEDULE B ..........................................................................................................................................................................			29

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I.INTRODUCTION
A.General
The Morgan Stanley Investment Management (“MSIM”) Public Side Code of Ethics (the “Code”)
is intended to fulfill MSIM’s requirements under Rule 204A-1 of the Investment Advisers Act of
1940, as amended (the “Advisers Act”) and Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Company Act”). The Code is reasonably designed to prevent legal, business and ethical conflicts, to guard against the misuse of confidential information, and to avoid even the appearance of impropriety that may arise in connection with your personal trading and Outside
Business Activities as a MSIM Employee. It is very important for you to read the “Definitions”
section to understand the scope of this Code, including the individuals, accounts, securities and transactions it covers. You are required to acknowledge receipt and your understanding of this Code at the start of your employment at MSIM or when you become a Covered Person, as defined below, and annually thereafter.
This Code applies to all Public Side Employees of MSIM globally and to Covered Consultants as determined by Compliance. Please note that Private Side Employees and AIP Private Markets employees should consult the IM Private Side Supplement to the Global Employee Trading and
Investing Policy and the IM Private Side Code of Ethics.
In addition to this Code, there is a separate Morgan Stanley Funds Code of Ethics, which is applicable to the Morgan Stanley mutual funds family.
B.Standards of Business Conduct
MSIM seeks to comply with the Federal securities laws and regulations applicable to its business.
The Code is designed to assist you in fulfilling your regulatory and fiduciary duties as an MSIM
Employee as they relate to your personal securities transactions.
Fiduciary Duties
You have a duty to act in utmost good faith with respect to each Client, particularly where the interests of MSIM may be in conflict with those of a Client. MSIM has a duty to deal fairly and act in the best interests of its Clients at all times. The following fiduciary principles govern your activities and the interpretation / administration of these rules:
•The interests of Clients must be placed first at all times.
•All of your personal securities transactions must be conducted in compliance with the rules contained in this Code and in such manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility.
•You should never use your position with MSIM, or information acquired through your employment, in your personal trading in a manner that may create a conflict—or the appearance of a conflict—between your personal interests and the interests of MSIM and / or its Clients. If such a conflict or potential conflict arises, you must report it immediately to your local
Compliance group.
In connection with providing investment advisory services to Clients, this includes avoiding any activity which directly or indirectly:
•Defrauds a Client in any manner.
•Misleads a Client, including any statement that omits material facts.
•Operates or would operate as a fraud or deceit of a Client.
•Functions as a manipulative practice with respect to a Client.
•Functions as a manipulative practice with respect to securities.

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Personal Securities Transactions and Relationship to MSIM Clients
MSIM prohibits you from engaging in personal trading in a manner that would distract you from your daily responsibilities. MSIM strongly encourages you to invest for the long term and discourages short-term, speculative trading. You are cautioned that short- term strategies may attract a higher level of regulatory and other scrutiny. Excessive or inappropriate trading that interferes with job performance or that compromises the duty that MSIM owes to its Clients will not be tolerated.
These standards do not identify all possible conflicts of interest, and literal compliance with each of the specific provisions of this Code will not shield you from liability for personal trading or other conduct that is designed to circumvent its restrictions or violates a fiduciary duty to Clients.
If you become aware that you or someone else may have violated any aspect of this Code, you must report the suspected violation to Compliance, or your Designated Manager immediately.
C.Mandatory Training Requirements
The training of all employees, contingent workers and other relevant staff is one of the various ways that Morgan Stanley exhibits its commitment to maintaining integrity and operating with the highest ethical standards on regulatory and Firm issues at a global, divisional and regional level.
Completion of required training is an ongoing focus of the regulators and important to mitigate risk across all areas. The completion of all assigned compliance trainings, attestations and/or certifications (“Training Requirements”) by employees, contingent workers and other relevant staff is mandatory and a condition for continued employment with Morgan Stanley. In addition, all employees, contingent workers and other relevant staff are responsible for understanding and abiding by all policies, procedures, industry standards, best practices and regulatory requirements discussed and outlined within their assigned Training Requirements.
Staff who fail to complete all or part of their Training Requirements or are repeatedly tardy in their completion may be subject to disciplinary action, up to and including termination of employment.
Disciplinary actions can be issued orally or in writing and may include, but are not limited to:
•Notifying an employee’s Manager of the delinquency in writing or via the Performance
Management Dashboard
•Issuance of a Letter of Warning / Education to the employee and employee’s Manager
•Record employee’s delinquency in the Compliance Incident Tracking or
•Suspension or termination of employment
Non-completion of the Code of Conduct or the Code of Ethics training and applicable certifications and supplements can result in additional disciplinary actions prior to suspension or termination of employment, such as, restriction of trading privileges and reduction of discretionary bonus. In addition, non-completion of mandatory training by contingent workers may result in termination of their engagement with Morgan Stanley.
D.Overview of Code Requirements
Compliance with the Code is a matter of understanding its basic requirements and making sure the steps you take regarding activities covered by the Code are in accordance with the letter and spirit of the Code. Generally, you have the following obligations:
ActivityCode Requirements
Personal Securities Account(s)Pre-clearance, Reporting
Personal Trading ReportingPre-clearance, Holding Period, Reporting
Participating in an Outside ActivityPre-clearance, Reporting
Making a Private InvestmentPre-clearance, Reporting

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You must examine the specific provisions of the Code for more details on each of these activities and are strongly urged to consult with Compliance if you have any questions.
E.Personal Conflicts
As per the Firm’s Code of Conduct,
•Personal conflicts can arise from your outside activities or investments, or those of your family. You must avoid any investment, activity or relationship that could, or could appear to, impair your judgment or interfere with your responsibilities to Morgan Stanley (the “Firm”)
and our Clients.
•Examples of potential personal conflicts include, but are not limited to:
oHaving a personal or family interest in a transaction involving Morgan Stanley
oCompeting with Morgan Stanley for the purchase or sale of services
oTaking advantage of outside business opportunities that arise because of your position at Morgan Stanley
oAccepting special benefits offered based on your relationship with Morgan Stanley
(such as discount prices, more favorable loan terms or investment opportunities), unless the terms are offered to a broad group of individuals (for example, discounted banking services offered to all Firm employees at the same location)
oEngaging in personal financial arrangements or certain other personal relationships with other Morgan Stanley employees
If you become aware of an actual or potential conflict, you must act in accordance with applicable regulatory requirements and our policies. You also must notify your supervisor, the Conflicts
Management Officer (CMO) for your business unit in your region, a member of LCD or the Firm’s
Global Conflicts Office (GCO)—including if an actual or potential conflict arises from an investment or activity that was previously approved through the Outside Business Interests (OBI)
System. Consult the Conflicts of Interest InfoPage for additional information.

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II.TYPES OF ACCOUNTS/ACCOUNT OPENING REQUIREMENTS
A.Personal Securities Accounts
Generally, you and your Immediate Family must maintain all Personal Securities Accounts that may invest in Covered Securities at a Morgan Stanley Broker or an Approved Broker, as applicable to the respective jurisdiction.
Requirements may vary in non-U.S. offices. New Employees or newly designated Covered Persons must disclose their Personal Securities Account(s) and accounts of their Immediate Family within 10 calendar days of hire and transfer their Personal Securities Account(s) to a Morgan Stanley Broker
or an Approved Broker, as applicable in non-US jurisdictions, at their own expense, within 60 calendar days of Compliance’s review. Failure to do so may be considered a significant violation of this Code.
Pursuant to SEC Rules 204a-1 and 17j-1, within 10 calendar days of the commencement of your employment, employees are required to disclose and seek approval of all existing Personal
Securities Accounts, including Fully Managed Accounts, not held at the Firm, and at all times thereafter, employees must obtain prior approval through the OBI System for all such accounts.
Opening a Morgan Stanley Brokerage Account. When opening a Personal Securities Account, you must notify the Morgan Stanley Broker that you are an Employee and that the relevant account must be coded as an Employee or Employee-related account. U.S. Employees can open a new account by typing myfinances/ into your web browser.
B.Fully Managed Account*
Fully Managed Accounts are generally permitted to be maintained outside of the Firm. For Fully
Managed Accounts maintained outside of the Firm, Employees must provide Employee Investing and Activities Compliance (“EIAC”) with a copy of the executed management agreement or equivalent documents, with the respective account numbers, which EIAC will review for the relevant provisions. For certain brokers the management agreement is not required (e.g., robo advisors). If the account is managed by a firm other than Morgan Stanley, you must submit a request in the OBI System and EIAC will arrange for duplicate copies of the statements to be sent to the
Firm.
With prior approval, you may open a Fully Managed Account for yourself or an Immediate Family member if the account meets the standards set forth below. In certain circumstances and with approval from Compliance, you may appoint non-Morgan Stanley managers (e.g., trust companies, banks or registered investment advisers) to manage your account.
In order to establish a Fully Managed Account, you must grant the manager complete investment discretion over your account. Pre-clearance is not required for trades in this account; however, you may not participate, directly or indirectly, in individual investment decisions or be made aware of such decisions before transactions are executed. This restriction does not preclude you from establishing investment guidelines for the manager, such as indicating industries in which you desire to invest, the types of securities you want to purchase or your overall investment objectives.
However, those guidelines may not be changed so frequently as to give the appearance that you are actually directing account investments.
To the extent that you become aware of a proposed transaction by the manager in these types of accounts or have personally directed or asked another person to direct trades in these accounts, you are required to pre-clear the transaction prior to execution of the trade by the manager.
Annually, MSIM Employees and Covered Consultants will be required to attest that they have not made, directly or indirectly, any individual investment decision related to such managed account(s),

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nor have they directed another person to make such investments without first pre-clearing those transactions in accordance with Section III.
*Pursuant to local regulation, Employees of MSIM Private Limited and IM Public Side
Employees of the Global In-house Centers as listed in Schedule B are prohibited from opening
Fully Managed Accounts.
C.Other Morgan Stanley Sponsored Accounts
You do not have to pre-clear participation in Morgan Stanley Sponsored Accounts (e.g., Morgan
Stanley 401 (k), Employee Incentive Compensation Plan, etc.) with Compliance. However, you must disclose participation in these and similar plans during the annual certification process.
Changes made to existing investments in the Morgan Stanley 401(k) Plan that result in funds being moved in or out of the Morgan Stanley Stock Fund are subject to applicable window periods, and if you are an Access Person, to pre-clearance in accordance with Section III.
D.Non-Morgan Stanley Accounts
Exceptions to the requirement to maintain Personal Securities Accounts at a Morgan Stanley Broker
are rare and require Compliance approval. If your request is approved, you will be required to ensure that duplicate statements are sent to Compliance or uploaded directly into the OBI System.
Requirements may vary in non-U.S. offices.
If you open an account other than with a Morgan Stanley Broker (inclusive of E*TRADE) without obtaining the required Compliance pre-approval, you must immediately disclose it to Compliance through the OBI System. You may be required to close such account.
Maintaining a non-Morgan Stanley 401(k) plan or similar account that permits you to trade Covered
Securities must be approved by Compliance. Similar plans that do not have brokerage capabilities, but hold Covered Securities, must be disclosed initially and as part of the annual certification process.
E.Individual Savings Accounts (“ISAs”) for Employees of MSIM Ltd. and EVAIL
Fully Managed Accounts for ISAs (i.e., an independent manager makes the investment decisions)
and non-discretionary ISAs (including single company ISAs) where you make investment decisions, may only be established and maintained as long as the account is pre-approved by
Compliance through the OBI System. In addition, for Non-discretionary ISAs you must obtain pre-
approval for each transaction you wish to undertake via the Trade Pre-Clearance (“TPC”) system.
Duplicate statements must be supplied to Compliance and applicable quarterly and yearly reporting requirements must be met. For the avoidance of doubt, Fully Managed Accounts for ISAs do not require pre-approval for each transaction undertaken by the independent investment manager.
However, yearly reporting requirements apply.
F.Mutual Fund Accounts
You and your Immediate Family may open an account for the purpose of transacting in affiliated open-end Mutual Funds, including Sub-Advised and Proprietary Mutual Funds (i.e., an account directly with a fund transfer agent) without prior approval from Compliance. You must report participation in these accounts initially and as part of the annual certification process. Accounts invested only in non-affiliated open-end Mutual Funds do not require disclosure in the OBI System as long as the account does not have the ability to trade in Covered Securities.

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G.Automatic Investment Plan
With prior approval, you may open an account directly with an issuer to purchase its shares, such as a dividend reinvestment plan, (“DRIP”) or Direct Purchase Plan (“DPP”) by submitting a pre-
clearance request via the TPC system. Employees are not required to pre-clear automatic investments made as part of an established DRIP or DPP; however, any future, off-scheduled, transactions (buys and sells) require pre-clearance. You must also report DRIP or DPP holdings to
Compliance initially and as part of the annual certification process. Please note that these accounts do not require OBI disclosure.
H.Investment Clubs
You may not participate in or solicit transactions on behalf of investment clubs in which members pool their funds to make investments in securities or other financial products.
I.Cryptocurrencies
You are generally not required to disclose accounts for Cryptocurrency (wallets/accounts) as long as they do not have brokerage capability (i.e., cannot hold Covered Securities) and are not linked to an account with brokerage capability (whether or not such capability is utilized).
While trading Cryptocurrencies does not require disclosure or pre-clearance, any other type of participation (e.g., mining, staking participating in Initial Coin Offerings (“ICOs”), etc.) requires disclosure and pre-approval through the OBI System. Please note that Private Investments or
Outside Business Activities related to cryptocurrency exchanges or other related ventures are generally not permitted (please see the Global Employee Trading, Investing and Outside Business
Activities Policy).

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III.PRE-CLEARANCE REQUIREMENTS FOR PERSONAL SECURITIES
TRANSACTIONS
A.General
You and your Immediate Family are required to pre-clear and receive prior approval for all personal securities transactions in Covered Securities (including the gifting of Covered Securities), unless your personal securities transaction is subject to an exemption under this Code. Should an Employee be made aware of a proposed transaction in a Fully Managed Account or have personally directed or asked another person to direct a trade in a Fully Managed Account, the Employee is required to pre-
clear that trade prior to execution. See the Securities Transaction Matrix in Schedule A for additional information regarding the requirements for pre-clearance. In keeping with the general principles and objectives of the Code, Compliance, in its sole discretion, may refuse to grant approval of a personal securities transaction, without specifying a reason for the refusal.
Personal trade requests will be denied if there is an order for a Client in the same or related security at the time the personal trade request is submitted. Exceptions may be granted if the Covered
Security is being purchased or sold for a passively-managed index fund or index portfolio.
Any transaction that is prohibited by the Code may be required to be reversed and any profits (or any differential between the sale price of the personal security transaction and the subsequent purchase or sale price by a Client during the relevant period) are subject to disgorgement. See
“Enforcement and Sanctions”.
Please consult with your local Compliance if you have any questions.
B.Initiating a Transaction
Transactions requiring pre-clearance may not be executed prior to receiving an “Approval” e-mail from the TPC system. Approval is obtained by entering your trade request into the TPC system (type
“IMTPC/” into your browser). Upon completion of the necessary checks, you will receive a system generated email notification advising whether your trade request has been approved or rejected. You must wait for notification from the TPC system advising that your trade request has been approved before executing the trade.
C.Pre-Clearance Valid for One Day Only
All Covered Persons are required to pre-clear Covered Securities through the TPC system. Requests should only be submitted into the TPC system during open market hours and on the date you intend to execute the trade. With the exception of PPA Model Personnel, who are instead subject to Section
III. F “Restrictions and requirements for PPA Model Personnel, if your trade request is approved, such approval is valid only for the day on which it is granted (the day on which you receive notification that your trade request was approved). Any transaction not completed (whether in whole or in part)
on that day will require a new approval. This means that you are not permitted to enter “good-till-
canceled” orders. Only market orders and limit orders for the day are permitted. Open orders, such as limit orders and stop-loss orders, must be pre-cleared each day until the transaction is effected. In the case of trades in international markets where the market has already closed, transactions must be executed by the next close of trading in that market.
Note: PPA Model Personnel; see Section III.F “Restrictions and Requirements for PPA Model
Personnel” and for Omni Personnel and those who have access to Flex One; Section III.G
“Restrictions and Requirements for Omni Personnel and those who have access to Flex One”
below).

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D.Restrictions and Requirements for Investment Personnel
No purchase or sale transaction may be made in any Covered Security or a related investment (i.e., derivatives) by Investment Personnel or other Employees who have knowledge of client trading
(excluding PPA Model Personnel; see Section III.F “Restrictions and Requirements for PPA Model
Personnel” and Section III.G “Restrictions and Requirements for Omni Personnel and those who have access to Flex One” below) for a period of five (5) calendar days before or five (5) calendar days after the Investment Personnel purchases or sells the security on behalf of a Client. Exceptions from the Blackout Period may be granted if the Covered Security was traded for an index fund or index portfolio.
Personnel must obtain approval from their Designated Manager or designee prior to obtaining pre-
clearance approval by Compliance.
E.Restrictions and Requirements that apply to Eaton Vance Affiliated Entities
Research Recommendations or Conclusions
Where research recommendations or conclusions are involved, Investment Personnel must adhere to the following.
If within the five (5) calendar days prior to and including the day you seek pre-clearance and approval to enter into a personal securities transaction for a security:
•that security or a related financial instrument has been added to or removed from the Analyst
Select Portfolio (a paper portfolio (non-cash) that enables analysts to express their opinions on their coverage sector or a specific stock within the coverage sector), or an existing position in theAnalyst Select Portfolio has been increased or decreased;
•the weighted price potential (“WPP”) of that security (as determined by a Research Analyst)
or a related financial instrument has been changed (the amount of the change in order to trigger the restrictions set forth herein as determined from time to time) on the relevant system (e.g.,
Code Red/FactSet RMS); or
•for purposes of CRM, that security (or its issuer) has been designated as “eligible” or
“ineligible” or its designation as a “eligible” or ineligible has changed, then you CANNOT trade the Security and your pre-clearance request will be denied.
Blackout Period related to the Rebalance and Reconstitution of a Calvert Indexes
If you are an Employee with knowledge of the decisions of the CRM Research, Review and
Recommendation Committee or the actions taken by the CRM Index Committee (or any new or successor committees that CRM may form to perform similar functions) as determined by the
CRM Chief Compliance Officer or her designee, for the 5 calendar days prior to and including the day that the relevant Calvert Index is rebalanced or reconstituted, you may NOT enter into a
Personal Securities Transaction in your personal account. A Compliance Officer will notify you if you are subject to this blackout period.
Additional Requirements Pertaining to Research Analysts in the Eaton Vance Affiliated Entities
Research Analysts and their Immediate Family are subject to the requirements and restrictions listed below.

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Personal Securities Transactions for Securities in Your Coverage Area. You and your Immediate
Family may not enter into a personal securities transaction in any security for which you have coverage responsibility:
•If you are in the process of making a new recommendation, have changed a recommendation or conclusion for the security or a related financial instrument, but have not yet communicated it to the Investment Personnel in your department; or
•Until the 5th calendar day after you have communicated your new or changed recommendation or research conclusion throughout the relevant investment group.
You may then proceed according to the requirements set forth above under sub-sections A, B and
C above.
F.Restrictions and Requirements for PPA Model Personnel
PPA Model Personnel may be temporarily restricted from all personal securities trading during significant model portfolio rebalance and index reconstitution events. PPA Model Personnel may also be temporarily restricted from transacting in specific securities during significant model portfolio rebalance or index reconstitution events. PPA Model Personnel will be notified of all such personal trading Blackout Periods and Restricted Lists in writing by local Compliance.
Additionally, PPA Model Personnel are required to request and receive approval in the TPC System for any personal securities trades one (1) calendar day prior to the intended transaction and are required to execute the trade the following business day.
Please consult your local Compliance if you have questions.
G.Omni and Those Who Have Access to Flex One
Investment Personnel who trade for Omni or those who have access to the Flex One system, are required to receive approval from their Designated Manager, via e-mail, for any personal securities trades one (1) calendar day prior to the intended transaction. Upon receipt of their Designated
Managers approval, the employee is then required to request approval, the following trade date, via the TPC System and must wait until they receive notification from the TPC System, prior to executing. Final approval is valid for that day only.
Please consult your local Compliance if you have questions.
H.Employees Designated to be “Above the Wall”
MSIM Employees in the Legal and Compliance Division, Internal Audit Division, the Global Risk
& Analysis Super Department, Tax, Global Conflicts Office and Environmental and Social Risk
Management Team are designated to be “Above the Wall” (“ATW”) and their personal securities transactions are subject to additional pre-clearance checks with the Control Group. Other
Employees may also be subject to the ATW checks as deemed necessary by the Control Group.
I.Transacting in Morgan Stanley Securities
Transacting in, including the gifting of, Morgan Stanley securities and options is subject to the
Global Employee Trading, Investing and Outside Business Activities Policy (see section 7) and must take place during the designated window periods. Consult MS Today or MSIM Code of Ethics
Employee Jive site for the window period announcement prior to trading.

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J.Trading Derivatives
MSIM Employees who work in the PPA business are prohibited from trading ALL
Derivatives.
The following is a list of permitted options trading (for non-PPA Employees) that must be pre-
cleared by your local Compliance and submitted through the TPC system:
Call Options
Listed Call Options. You may purchase a listed call option if the call option has a “period to expiration” of at least 30 calendar days from the date of purchase and you hold the call option for at least 30 calendar days prior to sale. If you choose to exercise the option, you must also hold the underlying security delivered pursuant to the exercise for 30 calendar days after the date of option exercise.
Covered Calls. You may also sell (or “write”) a call option only if you have held the underlying security (in the corresponding amount) for at least 30 calendar days.
Put Options
Listed Put Options. You may purchase a listed put option if the put option has a “period to expiration” of at least 30 calendar days from the date of purchase and you hold the put option for at least 30 calendar days prior to sale. If you purchase a put option on a security you already own, you may exercise the put once you have held the underlying security for 30 calendar days. If you purchase a put on a security that you do not own, you may not exercise the put; and must sell the option prior to its expiration date.
For MSIM Employees, you may not trade futures, forward contracts, including currency forwards, physical commodities and related derivatives, over-the-counter warrants or swaps. You are prohibited from selling (“writing”) a put. The prohibition on commodities trading applies to trades directly on commodities markets rather than holding the physical commodity (e.g., gold bullion).
K.Other Restrictions
Primary and Secondary Public Offerings
You and your Immediate Family are generally prohibited from purchasing any equity security in an initial or secondary/follow on public offering. In addition, unless otherwise notified by Compliance, you may not purchase an equity security that is part of a primary or secondary public offering that the Firm is underwriting or selling until the distribution has been completed. This restriction does not apply to rights issuances to which Personal Securities Accounts would be entitled with regard to their existing holdings. Note that this restriction also applies to your Immediate Family, regardless of whether the securities are purchased into an Employee Securities Account.
Purchases of new issue debt are permitted, provided such purchases are pre-cleared by Compliance and meet other relevant requirements of the Code.
Short Sales
You and your Immediate Family may not engage in short selling of Covered Securities.
Restricted List

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You and your Immediate Family may not transact in Covered Securities that appear on the Firmwide
Restricted List or the MSIM Restricted List. You must check the Restricted Lists prior to submitting a TPC request and executing the trade.
Cross Trades
MSIM Employees and their Immediate Family are not allowed to engage in cross trades or pre-
arranged trades between their Personal Securities Accounts, MSIM funds and MSIM Client accounts.
Changes to Normal Settlement Cycles
Hong Kong Type 9 License Holders are not permitted to make changes to normal settlement cycle or delay settlement for any trades in Personal Securities Accounts.
L.Other Activities Requiring Pre-Clearance
The following activities also require pre-clearance:
•Outside Business Activities
Please see Section VI “Outside Business Activities and Private Investments” of this Code.
•Outside Brokerage Accounts
Please see Section II “Types of Accounts and Account Opening Requirements” of this
Code.
•Transactions in Private Investments
Please see Section VI “Outside Business Activities and Private Investments” of this Code.
•Political Contributions
Please consult the Firm Policy on U.S. Political Contributions and Activities.
M.Additional Large Trading Clearance for Employees in Asia Pacific and Japan
Before executing a securities transaction that exceeds USD 500,000 (or its currency equivalent) or where the cumulative value of current transaction and all transactions in the same issuer within a
30-day calendar window exceeds USD 500,000 (or its currency equivalent), all MSIM Employees in Asia Pacific and Japan are required obtain additional large trade pre-clearance through the TPC system. Further questions about this procedure should be directed to the Employee Trading and
Investing Compliance team “asiaetsurveillance”:
Additional Large Trade Clearance for Employee Trades in Asia Pacific Additional Large Trade
Clearance for Employee Trades in Japan
Please note this approval flow is integrated into the TPC system referred to in Section B above.

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IV.HOLDING REQUIREMENTS
A.Proprietary and Sub-advised Mutual Funds and Exchange-Traded Funds
You may not redeem or exchange Proprietary or Sub-advised Mutual Funds or Exchange- Traded
Funds until at least 30 calendar days from the purchase trade date.
Employees are subject to the terms and restrictions of an open-end fund’s prospectus, including restrictions such fund may impose on excessive trading. You may not engage in trading of shares of an open-end fund that is inconsistent with the prospectus of that fund. Where a proprietary or sub-advised fund’s prospectus has a holding period that is less than 30 calendar days, Employees are required to hold shares for at least 30 calendar days before selling.
B.Covered Securities
You may not sell a Covered Security until you have held it for at least 30 calendar days.
C.Holding Requirements Specific to MSIMJ Employees
When selling equity (i.e., domestic and foreign equity shares and rights as well as corporate bonds, etc. that can be converted into shares such as corporate bonds with share warrants or share options),
Covered Persons at MSIMJ must hold such instruments for at least six months. This includes transactions in Morgan Stanley Securities.
D.Holding Requirements Specific to HK Type 9 License Holder Employees
All personal account investments (including Exempt Securities) made by Hong Kong Type 9 License
Holders are required to be held for a minimum of 30 calendar days.

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V.REPORTING REQUIREMENTS
A.Initial Reporting and Holdings Certification
When you commence employment with MSIM or otherwise become a Covered Person, you must provide an Initial Disclosure Form (the “Initial Report”) to Compliance no later than 10 calendar days after you become a Covered Person. The information you provide must not be more than 45 calendar days old from the day you became a Covered Person and must include:
•The title and type, and, as applicable, the exchange ticker symbol or CUSIP number, number of shares and principal amount of any Covered Security;
•The name of any broker-dealer, bank or financial institution where you maintain an account in which any securities are held; and
•The date you submitted the Initial Report.
All new Covered Persons will receive training on the principles and procedures of the Code. As a
Covered Person, you must also certify that you have read, understand and agree to abide by the terms of the Code, including but not limited to, the disclosure of outside accounts, Outside Business
Activities and Private Investments that are required to be logged in the OBI System within 10 calendar days and the transfer or closure of the account within 60 calendar days of Compliance’s review. If you have any questions, contact your local Compliance group.
B.Quarterly Reporting and Certification
You must submit a Quarterly Transaction Report to Compliance no later than 30 calendar days after the end of each calendar quarter, or in accordance with regulatory requirements applicable to your region. You do not have to submit a Quarterly Transaction Report if it would duplicate information provided in broker account statements that Compliance already receives or may access.
The Quarterly Transaction Report must contain the information set forth below.
•For transactions in a Personal Securities Account during the previous quarter you must provide:
oThe date of the transaction, the title, and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares and principal amount of any Covered Security;
oThe nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);
oThe price of the security at which the transaction was effected;
oThe name of the broker-dealer or bank with or through which the transaction was effected; and
oThe date you submitted the Quarterly Transaction Report.
•For any new account, including accounts for your Immediate Family, established by you during the previous quarter in which any securities are held for your direct or indirect benefit, you must provide:

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oThe name of the broker-dealer, bank or financial institution with which you established the account;
oThe date the account was established; and
oThe date you submitted the Quarterly Transaction Report.
A reminder to complete the Quarterly Transaction Report will be provided to you by Compliance.
C.Annual Reporting and Holdings Certification
You must update, as applicable, and certify to the following information on an annual basis (the
“Annual Report”):
•A list of your current brokerage account(s), including those for your Immediate Family;
•A list of all securities and principal amount Beneficially Owned by you in these account(s);
•A list of all your approved Outside Business Activities, and Private Investments;
•A list of all other investments you hold outside of Morgan Stanley (such as DRIPs, other
401(k) accounts and any Covered Securities held in certificate form);
•A list of broker-dealers, banks or financial institutions with which you maintain an account in which any securities are held; and
•That you have not made, directly or indirectly, any individual investment decision related to any Fully Managed Account(s), nor have you directed another person to make such investments without first pre-clearing those transactions in accordance with Section III.
The information in the Annual Report must be current as of 45 calendar days before the report is submitted.
You must also certify that you have read and agree to abide by the requirements of the Code and that you are in compliance with the Code.
The link to the Annual Report will be provided to you by Compliance.
Hong Kong Type 9 License Holders are required to submit their holdings annually and semi-
annually in October and April each year.

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VI.OUTSIDE BUSINESS ACTIVITIES AND PRIVATE INVESTMENTS
A.Approval to Engage in an Outside Business Activity
You may not engage in any Outside Business Activity, regardless of whether or not you receive compensation or are asked to engage in such activity by the Firm, without prior approval first from the Employee’s Designated Manager and then from Compliance. If you receive approval, it is your responsibility to notify Compliance immediately if any conflict or potential conflict of interest arises in the course of the Outside Business Activity or if the nature of the activity changes, materially. In addition, and as part of the Annual Certification of Employees, you are required to review/edit each disclosure for completeness and accuracy.
Examples of an Outside Business Activity include providing consulting services, organizing a company, giving a formal lecture or publishing a book or article, accepting compensation from any person or organization other than the Firm, serving as an officer, employee, director, partner, member, or advisory board member of a company or organization not affiliated with the Firm, whether or not related to the financial services industry (including charitable organizations or activities for which you do not receive compensation), setting up a holding company for investments, investing in rental properties or acting as power of attorney and receiving compensation for such role. For U.S. registered Employees only, real estate investments that generate rental income require disclosure in the OBI System, unless the property is also used by the Employee as a primary, secondary or vacation residence. Generally, Compliance will not approve any Outside Business Activity related to the securities or financial services industry other than activities that reflect the interests of the industry as a whole and that are not in competition with those of the Firm.
In the case of employees of Morgan Stanley AIP GP LP (“AIP”), where serving on an advisory board for a company in which AIP invests is part of the AIP employee’s roles and responsibilities as an employee of AIP, such service shall not be considered an Outside Business Activity and approval via the OBI System is not required. The relevant senior business managers are responsible for approving Employees to serve on advisory boards, documenting such approvals, maintaining a list of such Employees, and reviewing the list in consultation with the relevant Compliance officers at least annually.
A request to serve on the board of any company, particularly the board of a public company, will be granted in very limited instances only. If you receive approval, your directorship may be subject to the implementation of information barrier procedures to isolate you from making investment decisions for Clients concerning the company in question, as applicable.
B.Approval to Invest in a Private Investment
You may not invest in a third-party Private Investment without prior approval from Compliance.
Private Investments include investments in privately held corporations, limited partnerships, tax shelter programs, hedge funds and holding companies (e.g., LLC, LP, S-Corp, C-Corp, etc.).
Approval is required for third-party private investments held in a Morgan Stanley account through the OBI System. Disclosure in the OBI system is not required for Morgan Stanley proprietary funds
(funds structured by Morgan Stanley or its affiliates that are offered to MS Employees and/or
Clients).
Singapore-licensed Employees are prohibited from conducting (by way of Outside Business
Activity or Private Investment) the following non-financial advisory activities:
Being engaged in any of the following:
•Carrying on or being involved in the business of moneylending

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•Organizing, promoting or conducting any casino marketing arrangement in or with respect to any casino
•Acting as an associate of an international market agent
•Being engaged in the business of an international market agent
•Being an applicant for an international market agent license
•Carrying on the business of an estate agent, or acting/representing as an estate agent
•Acting or holding himself out as a salesperson for any licensed estate agent
•Marketing any investment that is not an investment product
Being invested in, or holding any interest in the following:
•Any moneylending business
•Any business of an international market agent*
•Any business of an estate agent
VII.CONSULTANTS AND TEMPORARY WORKERS
Consultants and other temporary workers who fall under the definition of a Covered Person by virtue of their duties and responsibilities with MSIM must adhere to the following:
•Initial, quarterly and annual reporting;
•Provision of duplicate account statements to Compliance for transactions in any Covered
Security;
•Prohibition against participating in any IPOs;
•Prohibition against participation in Investment Clubs;
•Pre-clearance of Outside Business Activities and Private Investments.
•Pre-clearance of all personal securities transactions in Covered Securities.
Consultants or temporary workers that are hired for positions lasting more than one year or are otherwise classified as a Covered Person by their assignment contacts/managers or Compliance may be required to transfer brokerage accounts to a Morgan Stanley Broker or Firm approved third party broker as applicable to the respective jurisdiction.
VIII.REVIEW, INTERPRETATIONS AND EXCEPTIONS
Compliance is responsible for administering the Code and reviewing your Initial, Quarterly and
Annual Reports. Compliance has the authority to make final decisions regarding Code policies and may grant an exception to a policy as long as it determines that no abuse or potential abuse is involved. Exceptions are granted only in rare and unusual circumstances, such as financial hardship.
You must contact Compliance with any questions regarding the applicability, meaning or administration of the Code, including requests for an exception, in advance of any contemplated transaction. If Compliance determines that an exception would not be against the interests of any
Client and is consistent with applicable laws and regulations, including Rule 204A-1 under the
Advisers Act and Rule 17j-1 under the Investment Company Act, Compliance may approve an exception and will document the exception, including the circumstances and rationale.

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IX.ENFORCEMENT AND SANCTIONS
Violations of the Code must be reported promptly to Compliance and, as appropriate, senior management. On a quarterly basis, violations of the Code are reported to the applicable funds' board of directors. We may issue letters of warning/education or impose sanctions as appropriate, including notifying your Designated Manager, issuing a reprimand (orally or in writing), restricting your trading privileges, reducing your discretionary bonus, if any, requiring reversal of a trade made in violation of the Code or other applicable policies, or taking other disciplinary action, including, but not limited to, suspension or termination of your employment. Violations are considered on a cumulative basis.
The foregoing sanctions are intended to be guidelines only. Compliance, in its discretion, may recommend alternative actions if deemed warranted by the facts and circumstances of each situation.
MSIM management, including the Head of MSIM Compliance, is authorized to determine the choice of actions to be taken in specific cases.
Sanctions may vary based on applicable law and regulatory requirements in your jurisdiction.
In addition, pursuant to the terms of Section 9 of the Investment Company Act of 1940, as amended, no director, officer or Employee of MSIM may become, or continue to remain, an officer, director or Employee of MSIM without an exemptive order issued by the U.S. Securities and Exchange Commission, if such director, officer or Employee:
•Within the past ten years has been convicted of any felony or misdemeanor (i) involving the purchase or sale of any security; or (ii) arising out of his or her conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the U.S. Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the U.S. Commodity Exchange Act; or
•Is or becomes permanently or temporarily enjoined by any court from: (i) acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the U.S. Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the U.S. Commodity Exchange Act; or (ii) engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.
You are obligated to immediately report any conviction or injunction described here to Compliance.
In addition to the above, you may also be subject to similar fit and proper/conduct related requirements to the extent you are employed or licensed in non-US jurisdictions. Please reach out to your local Compliance coverage if you are unclear about the requirements that apply to you.

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X.RELATED POLICIES
In addition to this Code, you are also subject to the policies and procedures documented in the
Compliance Manual applicable to your region; the Global Employee Trading Investing and Outside
Business Activities Policy; the Morgan Stanley Code of Conduct; the Global Confidential and
Material Non-Public Information Policy; the Policy on U.S. Political Contributions and Activities;
and the MSIM Global Gifts, Entertainment and Charitable Giving Policy (requirements may vary in non-U.S. offices).
XI.RECORDKEEPING
A.Firm Requirements
Records are retained in accordance with the Firm's Global Information Management Policy, which establishes general Firm-wide standards and procedures regarding the retention, handling, and destruction of official books and records and other information of legal or operational significance.
The Global Information Management Policy incorporates the Firm's Master Retention Schedule, which lists various record classes and associated retention periods on a global basis.
B.MSIM Maintenance of Records Relevant to this Code
Compliance shall maintain records relevant to this Code as may be necessary under the provisions of this Code.
Previous versions include: August 16, 2002, February 24, 2004, June 15, 2004, December 31,
2004, December 15, 2006, May 12, 2008, August 19, 2010, September 17, 2010, February 15, 2011,
March 1, 2011, September 28, 2011, June 29, 2012, September 16, 2013, October 10, 2014, March
26, 2016, December 7, 2017, December 12, 2018, December 12, 2019, December 11, 2020,
January 1, 2022, and December 15, 2022.
XII.DEFINITIONS
These definitions are here to help you understand the application of the Code to various activities undertaken by you and other persons related to you who may be covered by the Code. The definitions are an integral part of the Code and a proper understanding of them is essential. Refer back to these definitions as you read the Code.
“Access Persons” (for purposes of transacting in Morgan Stanley securities) is defined in the
Global Employee Trading, Investing and Outside Business Activities Policy and means those individuals or divisions that, as part of their job function may receive or have access to Morgan
Stanley-related material non-public information that is recurring or cyclical in nature.
“Approved Broker” means a Firm-approved third-party broker for Personal Securities Accounts.
“Beneficially Owned” generally means an interest where you or a member of your Immediate
Family, directly or indirectly: (i) have investment discretion or the ability (including joint ability or discretion) to purchase or sell securities or direct the disposition of securities; (ii) have voting power over securities, or the right to direct the voting of securities; or (iii) have a direct or indirect financial interest in securities (or other benefit substantially equivalent to ownership of securities). For purposes of this Code, “beneficial ownership” shall be interpreted in the same manner as it would be under Section 16 of the Securities and Exchange Act, as amended, and the rules and regulations thereunder.

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“Blackout Period” for purposes of this Code, means a temporary period of time as determined by
Compliance during which you may be restricted from all personal securities trading or a temporary or indefinite restriction on transactions in certain specific Covered Securities based upon your job responsibilities.
“Chief Compliance Officer” or “CCO” refers to the Chief Compliance Officer of the following, as relevant: Atlanta Capital Management Company LLC; Boston Research and
Management; Calvert Research and Management; Eaton Vance Advisers International Ltd.; Eaton
Vance Management; Morgan Stanley Investment Management Inc.; or Parametric Portfolio
Associates LLC.
“Client” means shareholders or limited partners of registered and unregistered investment companies and other investment vehicles, institutional, high net worth and retail separate account clients, employee benefit trusts and all other types of clients advised by MSIM.
“Closed-End Fund” means any fund with a fixed number of shares and which does not issue and redeem shares on a continuous basis. While Closed-End Funds are often listed and trade on stock exchanges, they are not “Exchange traded funds” as defined below in the Covered Securities definition.
“Compliance” means your applicable local Compliance group (e.g., Atlanta, Boston, Dublin, London,
Minneapolis, Mumbai, New York, Seattle, Singapore, Tokyo, and Washington, D.C.).
“Control Group” is a team within Legal and Compliance that is responsible for maintaining the
Firm’s Information Barriers (often referred to as “the Wall”). The Control Group serves as a buffer between the Firm’s various business units, controlling and coordinating communications between these areas, as well as conducting global surveillance to ensure that applicable laws and rules are followed.
“Covered Consultant” means a non-employee of MSIM who falls under the definition of a
Covered Person or is designated by Compliance as a Covered Consultant.
“Covered Persons” means:
•All MSIM Employees;
•All directors and officers of MSIM;
•Any person (such as certain consultants, leased workers or temporary workers (“Covered
Consultants”)) who provides investment advice to clients on behalf of MSIM, is subject to the supervision and control of MSIM or who has access to nonpublic information regarding any Client’s purchase or sale of securities, or portfolio holdings, or who is involved in making securities recommendations to Clients, or who has access to such recommendations that are nonpublic.
•Any person with responsibilities related to MSIM or who supports MSIM as a business and has frequent interaction with Covered Persons or Investment Personnel, as determined by
Compliance.
•Any other persons falling within the definition of “Access Person” under Rule 17j-1 of the
Company Act or Rule 204A-1 under the Advisers Act (such as those supervised persons who have access to nonpublic information regarding the portfolio holdings of a client fund) and such other persons that may be so deemed by Compliance from time to time.

22
The definition of “Covered Person” may vary by location. Contact Compliance if you have any question as to your status as a Covered Person.
“Covered Securities” includes generally:
•All equity or debt securities (excluding high yield securities, which are prohibited), including but not limited to, derivatives of securities (such as options on securities, on indexes and on currencies, warrants and American depositary receipts);
•Asset-backed securities;
•Closed-End Funds;
•Commodities;
•Corporate and municipal bonds, and similar instruments;
•Exchange-traded funds including single stock Exchange-traded funds and Exchange- traded Notes
•Futures;
•Initial Coin Offerings and Secondary Coin Offerings;
•Investments in all kinds of limited partnerships;
•Investments in real estate investment trusts (REITs);
•Investments in private investment funds, hedge funds, private equity funds, and venture capital funds;
•NextsharesTM ;
•Open-end mutual funds and Exchange Traded Funds for which MSIM or Eaton Vance
Management or an Eaton Vance Affiliated Entity acts as adviser or sub-adviser (including those funds that consist of Exempt Securities as listed in Schedule A and excluding money market funds);
•Preferred securities;
•Securities indices;
•Structured Notes, such as equity-linked or credit- linked notes;
•Unit investment trusts.
Covered Securities does not include “Exempt Securities,” as defined below. Refer to Schedule A for application of the Code to various security types.
“Cryptocurrency” means any virtual or digital representation of value, token or other asset in which encryption techniques are used to regulate the generation of such assets and to verify the transfer of assets, which is not a security or otherwise characterized as a security under the relevant law. This includes initial coin offerings (“ICOs”) and secondary coin offerings (“SCOs”).
“Derivative” means (1) any Futures (as defined below); and (2) a forward contract, a “swap”, a
“cap”, a “collar”, a “floor” and an over-the-counter option. Questions regarding whether a particular instrument or transaction is a Derivatives for purposes of this Code should be directed to your local
Compliance group. For avoidance of doubt, a Derivative on a Cryptocurrency is considered to be a “Derivative” for purposes of this.
“Designated Manager” means manager designated by your business unit or department to supervise your personal trading and investing activities.
“Eaton Vance Affiliated Entity” means each of the following: Atlanta Capital Management LLC
(“ACM”); Boston Management and Research; Calvert Research and Management (“CRM”); Eaton
Vance Advisers International Ltd.; Eaton Vance Management; Eaton Vance Management
(International) Limited; Parametric Portfolio Associates LLC. (“PPA”).
“Employee” means all MSIM employees globally on the Public Side of the Morgan Stanley

23
Investment Management Division business and, as appropriate, their Immediate Family.
“Exempt Exchange-Traded Funds (“ETFs”)” for purposes of this Code, means exchanged-
traded funds that the IM Compliance Department has found to be sufficiently broad-based in the scope of their investment strategy and holdings to not to require pre-clearance. See Schedule A for a link to the current list of Broad-Based ETFs that are exempt from pre-clearance, but are subject to disclosure and holding period requirements.
“Exempt Securities” are securities that are not subject to the pre-clearance, holding or reporting requirements. Examples of Exempt Securities include:
•Bankers’ acceptances, bank certificates of deposit and commercial paper;
•Investment grade, short-term debt instruments, including repurchase agreements (which for these purposes are repurchase agreements and any instrument that has a maturity at issuance of fewer than 366 days that is rated in one of the two highest categories by a nationally recognized statistical rating organization);
•Direct obligations of the U.S. Government (including securities that are backed by the full faith and credit of the U.S. Government for the timely payment of principal and interest)
and equivalent securities issued by non-U.S. governments, such as:
oGinnie Maes,
oU.S. savings bonds, and U.S. Treasuries; and
oSecurities issued by non-U.S. governments e.g., premium bonds, indexed- linked savings certificates, fixed income savings certificates, guaranteed equity bonds, capital bonds, children’s bonus bonds, fixed rate savings bonds, income bonds and pensioner’s guaranteed income bonds issued and sold directly to the public through the National Savings and Investments agency of the United Kingdom’s Chancellor of the Exchequer. Note: Non-U.S. government debt securities must be rated AA or higher. Otherwise, they will be subject to pre-clearance and 30-day holding period requirement);
•Shares held in money market funds;
•Variable insurance products that invest in funds for which MSIM does not act as adviser or sub-adviser;
•Open-end mutual funds or equivalent in other jurisdictions (e.g., UCITS, SICAVs, UK
Authorized Unit Trusts, open-end investment companies (‘OEICS”) for which MSIM does not act as adviser or sub-adviser;
•Currencies (including Spot FX);
•Holding physical commodities; and
•529 Plans provided that the plan is not invested in MSIM Sub-Advised or Proprietary
Funds)
Refer to Schedule A for application of the Code to various security types and additional requirements for Morgan Stanley Asia Limited Employees who hold a Hong Kong Type 9 license.
“Firm” means Morgan Stanley, MSIM’s parent company.
“Fully Managed Account” means an account (including fully managed Individual Savings Accounts

24
(“ISAs”) and an account managed on a discretionary basis by a professional financial adviser or investment adviser (e.g., a robo adviser)) for which an MSIM Employee or Immediate Family has authorized a professional financial advisor or investment manager, in its sole discretion, to acquire and dispose of assets held in the account. Neither the MSIM Employee nor the Immediate Family may make, directly or indirectly, any investment decision, be made aware of any such decisions before transactions are executed by the advisor or manager, or otherwise direct the advisor or manager to effect any transactions in the account. A Fully Managed Account is not considered an Personal
Securities Account.
“Hong Kong Type 9 License Holder” means MSIM Public Side Investment Personnel housed in
Hong Kong entity Morgan Stanley Asia Limited who holds a Hong Kong Type 9 license.
“Immediate Family” pursuant to this Code includes a Covered Persons spouse or domestic partner, dependents and all other persons for whom the Covered Person, their spouse, or domestic partner contributes substantial financial support. This does not include an unrelated person who shares the same residence with the employee provided that the
unrelated person and employee are financially independent of one another.
“Initial Public Offering” (“IPO”) means an offering of securities registered under the Securities
Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities and Exchange Act of 1934. As used in this Code, the term “Initial Public Offering” shall also mean a one- time offering of stock to the public by the issuer of such stock which is not an initial public offering.
“Investment Personnel” means MSIM Employees and any other Covered Persons who (i) obtain or have access to information concerning investment recommendations made to any Client; (ii) any persons designated as Investment Personnel by Compliance; (iii) who, with respect to a Client: (a)
provides information or advice with respect to the purchase or sale of a financial instrument for the
Client (e.g., portfolio manager, or, in some cases a Research Analyst) or (b) helps execute the investment decisions of a portfolio manager, or, where applicable, Research Analyst on behalf of a
Client.
“Morgan Stanley Broker” means a broker-dealer affiliated with Morgan Stanley, including
E*TRADE.
“Morgan Stanley Investment Management” or “MSIM” for purposes of this Code means the companies and businesses comprising the Public Side of Morgan Stanley’s Investment Management
Division including, but not limited to, Morgan Stanley Investment Management Inc., Morgan
Stanley Investment Management Ltd. (“MSIM Ltd.”), Morgan Stanley Investment Management
Company (“MSIM Co.”), Morgan Stanley Investment Management (Japan) Co., Ltd. (“MSIMJ”),
Morgan Stanley Asia Limited (“MSAL”), Morgan Stanley Investment Management (Australia)
Pty Ltd., Atlanta Capital Management Company LLC, Calvert Research and Management, Eaton
Vance Management, Parametric Portfolio Associates LLC, but excluding the Private Side companies and businesses. See Schedule B for a list of those legal entities that comprise MSIM.
“Morgan Stanley Securities” means equity, preferred and debt securities issued by Morgan
Stanley, including the Morgan Stanley Stock Fund, but excludes structured products, such as equity-linked or credit- linked notes.
“Mutual Funds” means (i) all open-end mutual funds; and (ii) similar pooled investment vehicles established in non-U.S. jurisdictions, such as registered investment trusts in Japan. For purposes of the Code, Mutual Fund does not include shares of open-end money market mutual funds (unless otherwise advised by Compliance).
“Omni Personnel and Those Who Have Access to Flex One” means designated Omni Investment
Personnel who are involved in the portfolio management, trading, and research & strategy, as well

25
as others who may have access to Flex One transactions and may have additional pre-clearance requirements as determined by Compliance.
“Outside Business Activity” means any organized or business activity conducted by a MSIM
Employee outside of MSIM. This includes, but is not limited to, participation on a board of directors or advisory board, including that of a charitable organization, working part-time outside of MSIM, establishing a holding company for investments, establishing an LLC that invests in rental properties, or forming a limited partnership.
“Personal Securities Accounts” are any accounts in your own name and other accounts you could be expected to influence or control, in whole or in part, directly or indirectly, whether for securities or other financial instruments, and that are capable of holding Covered Securities, whether or not such capability is utilized. Personal Securities Accounts include:
•Accounts owned by you;
•Accounts owned by your Immediate Family (as defined above);
•Accounts where you obtain benefits substantially equivalent to ownership of securities;
•Accounts that you or the persons described above could be expected to influence or control, such as:
oJoint accounts;
oFamily accounts;
oRetirement accounts;
oCorporate accounts;
oTrust accounts for which you act as trustee where you have the power to effect investment decisions or that you otherwise guide or influence;
oArrangements similar to trust accounts that benefit you directly;
oAccounts for which you act as custodian; and
oPartnership accounts.
“PPA Model Personnel” means designated PPA Investment Personnel who are involved in portfolio management, trading, and research & strategy, as well as other departments who may have access to pre-execution model portfolio transaction information and may have additional pre-
clearance requirements as determined by Compliance. PPA Model Personnel includes, but is not limited to, Employees who were Seattle Investment Personnel prior to January 1, 2022.
“Portfolio Managers” means MSIM Employees who are primarily responsible for the day- to-day management of a Client portfolio.
“Private Investment” means a securities offering that is exempt from registration under certain provisions of the U.S. securities laws and/or similar laws of non-U.S. jurisdictions. It includes investments in hedge funds, private equity funds, limited partnerships, real estate, peer to peer lending clubs and private businesses.
“Proprietary or Sub-advised Mutual Fund” means any open-end Mutual Fund for which MSIM acts as investment adviser or sub-adviser.
“Proprietary or Sub-advised Exchange-Traded Funds” means any Exchange-Traded Fund for which MSIM acts as the investment adviser or sub-adviser.
“Public Side” means the MSIM businesses and entities and their Employees who work in the public securities markets (e.g., equities, fixed income and money markets).
“Research Analysts” are MSIM Employees who (1) perform financial, qualitative and/or quantitative analysis of financial instruments or their issuers that result in a recommendation or conclusion to Investment Personnel regarding investments for a Client; or (2) is involved in the

26
construction or rebalancing of an index (as applicable); or
(3)are assigned to make investment recommendations to, or for the benefit of, any Client portfolio; or
(4)anyone deemed by Compliance to have access to investment recommendations.
“Restricted Lists” means any list of issuers or securities maintained by Morgan Stanley where trading in Personal Securities Accounts is restricted due to Firm policies or regulation.

27
SCHEDULE A
SECURITIES TRANSACTION MATRIX

TYPE OF SECURITY	Pre-Clearance Required	Reporting Required	30 Calendar Days Holding Period Required
Covered Securities
Pooled Investment Vehicles:
Closed-End Funds	Yes	Yes	Yes
Proprietary or Sub-advised Mutual Fund	No	Yes	Yes
NextsharesTM	No	Yes	No
Unit Investment Trusts	No	Yes	No
Exempt ETFs[1]	No	Yes	Yes
Exchange-Traded Funds (ETFs) (not listed in the Exempt ETF List)	Yes	Yes	Yes
Exchange-Traded Notes (ETNs)	Yes	Yes	Yes
Hedge Funds	Yes	Yes	Yes
Equities:
Morgan Stanley Securities[2]	Yes	Yes	Yes
Common Stocks	Yes	Yes	Yes
Listed Depository Receipts e.g. ADRs, Ads, GDRs	Yes	Yes	Yes
DRIPs[3]	Yes	Yes	Yes
Corporate Non-Voluntary Actions (e.g., Stock Splits, Mergers, Spin-off etc.)	No	Yes	No
Rights	Yes	Yes	Yes
Stock Dividend	No	Yes	No
Warrants (Listed and Exercised)	Yes	Yes	Yes
Preferred Stock	Yes	Yes	Yes
Listed Real Estate Investment Trusts (REITs)	Yes	Yes	Yes
Initial Public Offerings (equity IPOs) and Secondary/Follow on offerings	PROHIBITED
1 Employees must refer to a list of Exempt List of ETFs which may be found here.
2 Employees may transact in Morgan Stanley securities during designated window periods. Pre-clearance of transactions in
Morgan Stanley securities is required for all Access Persons. Non-Access Person are exempt from pre-clearance.
3 Automatic purchases for dividend reinvestment plan are not subject to pre-approval requirements. The initial set up/purchase requires preclearance.

28

TYPE OF SECURITY	Pre-Clearance Required	Reporting Required	30 Calendar Days Holding Period Required
Private Investments in Public Equity Securities (PIPES)	PROHIBITED
Derivatives (Employees who work in the PPA businesses are prohibited from trading ALL derivatives):
Morgan Stanley (stock options)	Yes	Yes	Yes
Common Stock Options	Yes	Yes	Yes
Forward Contracts (including currency forwards)	PROHIBITED
Commodities Contracts	PROHIBITED
OTC warrants or swaps	PROHIBITED
Futures	PROHIBITED
Fixed Income Instruments:
Asset Backed Securities	Yes	Yes	Yes
Fannie Mae	Yes	Yes	Yes
Freddie Mac	Yes	Yes	Yes
Corporate Bond	Yes	Yes	Yes
Convertible Bonds (converted)	Yes	Yes	Yes
Municipal Bonds	Yes	Yes	Yes
New Issues (fixed income)	Yes	Yes	Yes
Structured Notes	Yes	Yes	Yes
High Yield Securities[4]	PROHIBITED
Private Investment and Outside Activities:
Private Investments (e.g. limited partnerships)	Yes	Yes	N/A
Outside Activities	Yes	Yes	N/A
Investment Clubs	PROHIBITED
Exempt Securities (The following are exempt from pre-clearance, reporting and holding requirements, except that for
Hong Kong SFC Type 9 licensed employees a 30-calendar day holding period is required for all personal account investments in securities including exempt securities):
Mutual Funds (open-end) not advised or sub-advised by MSIM	Brokerage CDs	GNMA	Bankers’ Acceptances
Direct Obligations of the US and Foreign Governments (US Treasury/Sovereign Debt5)	Money Market Funds (Inclusive of Morgan Stanley Money Market Funds)	Commercial Paper	Investment Grade Short-Term Debt Instruments[6]
	Regulated Collective Investment Schemes	Physical Commodities	Currencies
4 Securities rated below investment grade by a nationally recognized statistical rating organization.
5 Sovereign debt securities rated AA or higher. Otherwise, the sovereign debt security will be subject to pre-clearance and 30-day holding period requirement.
6 For these purposes, repurchase agreements and any instrument that has a maturity at issuance of fewer than 366 days that is rated as investment grade by a nationally recognized statistical rating organization.

29
SCHEDULE B
INVESTMENT MANAGEMENT
(Excluding Private Side)
Registered Investment Advisers
Morgan Stanley Investment Management Inc.*
Morgan Stanley AIP GP LP*
Morgan Stanley Investment Management Limited (MSIM Ltd.)
Morgan Stanley Investment Management Company
Eaton Vance Management (EVM)*
Boston Management and Research (BMR)
Eaton Vance Advisers International Ltd. (EVAIL)
Parametric Portfolio Associates LLC (PPA)*
Atlanta Capital Management Company, LLC (ACM)
Calvert Research and Management (CRM)
Registered Commodity Pool Operator/Commodity Trading Advisor
Ceres Managed Futures LLC
Investment Advisers that are not registered
MSIM Fund Management (Ireland) Limited
Morgan Stanley Investment Management (ACD) Limited
Morgan Stanley Investment Management Private Limited (MSIM Private Limited) (with respect to Public Side
Investment Management Employees only)
Morgan Stanley Investment Management (Australia) Pty Limited
Morgan Stanley Asia Limited (MSAL) (with respect to Public Side Investment Management Employees only)
Morgan Stanley Investment Management (Japan) Co., Ltd. (MSIMJ)
Private Investment Partners, Inc.
Morgan Stanley Investment Management (China) Co. Ltd.
Broker-Dealer
Morgan Stanley Distribution Inc.
Eaton Vance Distributors, Inc. (EVD)
*The entity is also a registered Commodity Trading Advisor and/or a registered Commodity Pool Operator.
Transfer Agent
Morgan Stanley Services Company Inc.
Global In-house Centers (India)
Morgan Stanley Advantage Services Pvt. Ltd. (with respect to Public Side Investment Management Employees only)
Others:
Eaton Vance Management International Limited (EVMI)
Eaton Vance Asia Pacific Ltd. (EVAPac)
Eaton Vance Trust Company (EVTC)
MSIP Seoul Branch (“MSK”) (with respect to Public Side Invest)